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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 15, 2004, except Note 15 as to which the date is __________ ___, 2004, in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of National Interstate Corporation for the registration of shares of its common stock.

                                        Ernst & Young LLP

Cleveland, Ohio

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 15 to the financial statements.

                                        /s/ Ernst & Young LLP

Cleveland, Ohio
November 18, 2004